Exhibit 99.1

Quest Resource Holding Corporation Announces Strong Preliminary Fourth Quarter 2021 Financial Results

Expected Q4 Revenue and Gross Profit Growth Exceeds 50%

Full Financial Results and Earnings Conference Call to be held on Thursday, March 17, 2022

The Colony, TX, March 10, 2022 - Quest Resource Holding Corporation (Nasdaq: QRHC) ("Quest" or the “Company”), a national leader in environmental waste and recycling services, today reported preliminary unaudited consolidated financial results for the fourth quarter ended December 31, 2021.

Fourth Quarter 2021 Highlights

•	Preliminary unaudited revenue for the fourth quarter of 2021 is expected to be approximately $46 million, representing more than 65% growth versus the same quarter in the prior year.

•	Preliminary unaudited gross profit for the fourth quarter of 2021 is expected to be approximately $8.7 million, representing more than 55% growth versus the same quarter in the prior year.

•	Preliminary unaudited net loss for the fourth quarter of 2021 is expected to be approximately $550,000. The fourth quarter included approximately $1.2 million of acquisition, integration, and related costs.

•	Preliminary Adjusted EBITDA for the fourth quarter of 2021 is expected to be approximately $3.2 million, representing more than 79% growth versus the same quarter in the prior year.

These preliminary unaudited results are based on management’s initial analysis of operations for the year ended December 31, 2021 and are subject to change.

“Our team delivered an outstanding finish to 2021, resulting in strong organic and acquisition related growth, and an even greater improvement in profitability,” said Quest President and Chief Executive Officer S. Ray Hatch. “We enter 2022 with continued strength in demand for our services, greater scale, and diversification among customers and end markets.”

As previously announced, the Company is scheduled to participate in a fireside chat on Monday, March 14, 2022 at 11:30 AM PT at the 34th Annual Roth Capital Conference. The fireside chat will be webcast and may be accessed from the Investor Relations section of the Company's website at http://investors.qrhc.com.

Earnings Conference Call details:

The Company is scheduled to release the full results for its fourth quarter and year ended December 31, 2021 on Thursday, March 17, 2022, after market close.

Ray Hatch, President and Chief Executive Officer, and Laurie Latham, Chief Financial Officer, will host a conference call that same day at 5:00 PM ET, to review the Company's financial results and business outlook. Investors interested in participating on the live call can dial 1-800-239-9838 within the U.S. or 1-323-794-2551 from abroad, referencing conference ID: 5479645. Investors can also access the call online through a listen-only webcast on the investor relations section of Quest’s website at http://investors.qrhc.com/.

The earnings webcast, which may include forward-looking information, will be archived on the Quest investor relations website for at least 90 days and a telephonic playback of the conference call will be available by calling 1-844-512-2921 within the U.S. and 1-412-317-6671 from abroad. The replay passcode is 5479645. The telephonic playback will be available beginning at 8:00 PM ET on Thursday, March 17, 2022, and continuing through 11:59 PM ET on Thursday, March 31, 2022. For more information on Quest Resource Holding Corporation, visit www.qrhc.com.

Use of Non-GAAP Financial Measure

This press release includes Adjusted EBITDA which is a non-GAAP financial measure. An explanation of non-GAAP measures disclosed in this release and a reconciliation of these non-GAAP results to comparable GAAP measures are included in the “Non-GAAP Financial Measures” section of the release.

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services that help businesses excel in achieving their environmental and sustainability goals and responsibilities. Quest delivers focused expertise across multiple industry sectors to build single-source, client-specific solutions that generate quantifiable business and sustainability results. Addressing a wide variety of waste streams and recyclables, Quest provides information and data that tracks and reports the environmental results of Quest’s services, gives actionable data to improve business operations, and enables Quest’s clients to excel in their business and sustainability responsibilities. For more information, visit www.qrhc.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances. The forward-looking statements include, but are not limited to, our belief that we enter 2022 with continued strength in demand for our services, greater scale, and diversification among customers and end markets. These statements are based on our current expectations, estimates, projections, beliefs, and assumptions. Such statements involve significant risks and uncertainties. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Note Regarding Preliminary Financial Information

Quest has not yet completed its reporting process for the fourth quarter and year ended December 31, 2021. The preliminary unaudited results presented herein are based on Quest’s reasonable estimates and the information available to it at this time. As such, actual results may differ materially from these preliminary unaudited results as a result of the completion of normal year-end accounting procedures and adjustments, including the execution of Quest’s internal control over financial reporting, the completion of the preparation and management’s review of its financial statements for the relevant period and the subsequent occurrence or identification of events prior to the filing of Quest’s financial results for the relevant period with the U.S. Securities and Exchange Commission. In addition, any statements regarding Quest's estimated financial performance for the fourth quarter and year ended December 31, 2021 do not present all information necessary for an understanding of Quest's financial condition and results of operations as of and for such period.

Investor Relations Contact:

Three Part Advisors, LLC - Joe Noyons • 817.778.8424

Non-GAAP Financial Measure Table Follows

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended
	December 31,
	2021	2020
Net income (loss)	$(550)	$124
Depreciation and amortization	1,225	404
Interest expense	841	458
Stock-based compensation expense	240	387
Acquisition, integration, and related costs	1,244	207
Other adjustments	141	17
Income tax expense	59	190
Adjusted EBITDA	$3,200	$1,787

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